Exhibit 32

CERTIFICATION

PURSUANT TO 18 USC. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ePlus inc. on Form 10-K for the year ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark P. Marron, Chief Executive Officer and President, and Elaine D. Marion, Chief Financial Officer, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

a)
the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ePlus inc.

Date: May 22, 2025

/s/ MARK P. MARRON
Mark P. Marron Chief Executive Officer
(Principal Executive Officer)

/s/ ELAINE D. MARION
Elaine D. Marion Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to ePlus and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.